SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

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                              Del Webb Corporation
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Contact: Lynne Reaves                                      FOR IMMEDIATE RELEASE
(602) 808-8091

                        PROXY MONITOR RECOMMENDS SUPPORT
                        OF DEL WEBB CORPORATION NOMINEES

Phoenix, AZ (Oct. 23 2000) (WBB:NYSE/PCX) -- Del Webb Corporation today announced that Proxy Monitor, a national institutional shareholder advisory firm, has recommended shareholders vote FOR the Del Webb slate of nominees to the Board of Directors instead of the Board nominees from a dissident group, Pacific Partners.

Del Webb's Annual Meeting of Stockholders is scheduled for Nov. 2, 2000.

Proxy Monitor told its clients that Del Webb's sales and earnings have shown a "steady increase" and that under Del Webb's "new CEO several initiatives have been taken to improve the company's performance."

"The incumbent regime should be given the opportunity to stay the course and therefore we recommend that shareholders vote for the incumbent slate of directors," said Proxy Monitor.

Proxy Monitor advised its clients to a vote the WHITE proxy card for the incumbents. Proxy Monitor also recommended shareholders vote in favor of the Del Webb Corporation 2000 Executive Long-Term Incentive Plan and the Del Webb 2000 Executive Management Incentive Plan.

                                      more

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Proxy Monitor, based in New York City, is a widely respected independent proxy research, voting and auditing advisor whose clients include more than 150 institutional investors.

LeRoy Hanneman, President and Chief Executive Officer of Del Webb, said, "We are very pleased with the Proxy Monitor recommendation. They have a strong reputation for advocacy of shareholder interests. We strongly urge shareholders to follow Proxy Monitor's recommendation and to sign, date and return their WHITE proxy cards with a vote FOR the Board's nominees."

Del Webb Corporation, based in Phoenix, is the nation's leading builder of active adult communities for people age 55 and older. The company operates 12 active adult communities in markets including Phoenix and Tucson, Ariz.; Las Vegas, Nev; Palm Desert, Lincoln and Cloverdale, Calif.; Hilton Head, S.C.; Georgetown, Texas; Ocala, Fla; and Chicago, Il. The company also builds family and country club communities in Phoenix and Las Vegas.

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